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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated June 12, 2003 accompanying the financial statements of Redline Performance Products, Inc. (a development stage company) as of March 31, 2002 and 2003, and for the years then ended and the period from December 22, 1999 (inception) to March 31, 2003. As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB into the Company's previously filed Registration Statement on Form SB-2 (File No. 333-102529).


                                              /s/ Virchow, Krause & Company, LLP


Minneapolis, Minnesota
June 30, 2003